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                                                                  Exhibit (a)(5)

                           Offer to Purchase for Cash

                   All Outstanding American Depositary Shares
               (each ADS representing 60 shares of common stock)

                                       of

                                  Mavesa, S.A.

                                       by

                            Primor Inversiones, C.A.

                          a wholly owned subsidiary of

                             Primor Alimentos, C.A.

 THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., NEW YORK CITY TIME (5:00 P.M., CARACAS TIME), ON TUESDAY, MARCH 27, 2001, UNLESS THE U.S.
                              OFFER IS EXTENDED.

                                                               February 21, 2001

To Our Clients:

   Enclosed for your consideration are the U.S. Offer to Purchase dated February 21, 2001 (the "Offer to Purchase") and the related ADS Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "U.S. Offer") relating to the offer by Primor Inversiones, C.A. (the "Purchaser"), a corporation organized under the laws of Venezuela and a wholly owned subsidiary of Primor Alimentos, C.A. ("Primor"), a corporation organized under the laws of Venezuela, to purchase all outstanding American Depositary Shares ("ADSs") of Mavesa, S.A., a sociedad anonima organized under the laws of Venezuela ("Mavesa"), at a price of US$8.501324822 per ADS net to the seller in cash less any withholding taxes and without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. The U.S. Offer is open to all holders of ADSs. The U.S. Offer is being made concurrently with an offer in Venezuela (the "Venezuelan Offer" and, together with the U.S. Offer, the "Offers") to purchase all outstanding shares of Mavesa common stock ("Shares"). The Venezuelan Offer is open to all holders of Shares.

   Holders of ADSs whose American Depositary Receipts ("ADRs") for ADSs are not immediately available or who cannot deliver their ADRs and all other required documents to The Bank of New York, as receiving agent for the ADSs (the "ADS Receiving Agent"), or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) of the U.S. Offer, must tender their ADSs according to the Guaranteed Delivery Procedures set forth under the section "Procedure for Tendering ADSs in the U.S. Offer" of the Offer to Purchase.

   THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF ADSs HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (DIRECTLY OR INDIRECTLY) THE HOLDER OF RECORD OF ADSs HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH ADSs CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR ADSs HELD BY US FOR YOUR ACCOUNT.
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   SHARES OF MAVESA COMMON STOCK (EXCEPT INSOFAR AS THEY ARE REPRESENTED BY
ADSs) CANNOT BE TENDERED BY MEANS OF THE ADS LETTER OF TRANSMITTAL. SHARES CANNOT BE TENDERED PURSUANT TO THE U.S. OFFER. SHARES CAN ONLY BE TENDERED PURSUANT TO THE VENEZUELAN OFFER. ADDITIONAL INFORMATION ON THE VENEZUELAN OFFER MAY BE OBTAINED FROM PROVINCIAL CASA DE BOLSA, S.A., THE RECEIVING AGENT FOR THE VENEZUELAN OFFER, AT THE ADDRESS AND TELEPHONE NUMBERS SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE.

   Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the U.S. Offer. Your attention is invited to the following:

     1. The consideration per ADS is US$8.501324822 per ADS, net to the seller in cash less any withholding taxes and without interest thereon. The consideration will be paid only in U.S. dollars.

     2. The U.S. Offer is being made for all outstanding ADSs and is open to all holders of ADSs.

     3. Purchaser currently does not have any plans or proposals following completion of the U.S. Offer for any subsequent offering period or any second-step merger or other business combination that would cause Shares and ADSs which are not purchased pursuant to the U.S. Offer or Venezuelan Offer to be cashed-out in a merger or similar transaction. Consequently, to receive the consideration offered in the U.S. Offer, holders of ADSs must tender their ADSs into the U.S. Offer.

     4. Tendering holders of ADSs will not be obligated to pay transfer taxes, except as set forth in Instruction 6 of the ADS Letter of Transmittal, on the transfer of ADSs pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 31% may be required, unless the required taxpayer identification information is provided. See Instruction 11 of the ADS Letter of Transmittal.

     5. The U.S. Offer and withdrawal rights will expire at 4:00 p.m., New York City time (5:00 p.m., Caracas time), on Tuesday, March 27, 2001, unless the U.S. Offer is extended.

     6. The Board of Directors of Mavesa (1) has determined that the terms of the U.S. Offer are fair to and in the best interests of the holders of ADSs and (2) recommends that all holders of ADSs accept the U.S. Offer and tender their ADSs pursuant to the U.S. Offer.

     7. Notwithstanding any other provision of the U.S. Offer, payment of the offer price pursuant to the U.S. Offer will, in all cases, be made only after timely receipt by the ADS Receiving Agent of (a) ADRs pursuant to the procedures set forth under the section "Procedure for Tendering ADSs in the U.S. Offer" of the Offer to Purchase, or a timely book-entry confirmation with respect to such ADSs, (b) the ADS Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the ADS Letter of Transmittal.

   The Purchaser's obligation to accept ADSs for payment is subject to a number of conditions including, among other things, there being validly tendered in accordance with the terms of the U.S. Offer and the Venezuelan Offer and not withdrawn prior to the expiration date of the Offers that number of Shares and ADSs that, together with Shares and ADSs owned by Primor and Purchaser at the expiration of the Offers, represent at least 65% of the then outstanding Shares, including Shares represented by ADSs. The U.S. Offer is also subject to the satisfaction of certain other conditions. See Sections 17 and 18 of the Offer to Purchase.

   The U.S. Offer is made solely by the Offer to Purchase and the related ADS Letter of Transmittal. The Purchaser is not aware of any jurisdiction where the making of the U.S. Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the U.S. Offer or the acceptance of ADSs pursuant thereto, the Purchaser will make a

                                       2
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good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the U.S. Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction appointed by Purchaser to act as dealer manager in such jurisdiction for the U.S. Offer.

   If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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          Instructions with respect to the Offer to Purchase for Cash

                   All Outstanding American Depositary Shares
               (each ADS representing 60 shares of common stock)

                                       of

                                  Mavesa, S.A.

                                       by

                            Primor Inversiones, C.A.

                          a wholly owned subsidiary of

                             Primor Alimentos, C.A.

   The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated February 21, 2001 (the "Offer to Purchase") and the related ADS Letter of Transmittal of Primor Inversiones, C.A. (the "Purchaser"), a corporation organized under the laws of Venezuela and a wholly owned subsidiary of Primor Alimentos, C.A., a corporation organized under the laws of Venezuela, to purchase all outstanding American Depositary Shares (each, an "ADS") of Mavesa, S.A., a sociedad anonima organized under the laws of Venezuela, at a price of US$8.501324822 per ADS, net to the seller in cash less any withholding taxes and without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal.

   This will instruct you to tender to the Purchaser the number of ADSs indicated below (or if no number is indicated below, all ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal.

Dated: ________________________, 2001


      Number of ADSs to be Tendered:* __________________________

Acct #:______________________________                   SIGN HERE
                                          _____________________________________
Dated:_______________________________     _____________________________________
                                                     (Signature(s))
                                          _____________________________________
                                          _____________________________________
                                             (Print Name(s) and Address(es))
                                          _____________________________________
                                          _____________________________________
                                           (Area Code and Telephone Number(s))
                                          _____________________________________
                                           (Taxpayer Identification or Social
                                                    Security Number)

* Unless otherwise indicated, it will be assumed that all your ADSs are to be tendered.

     PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT